Exhibit 99.1

NEWS RELEASE

For Immediate Release
April 29, 2014

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces First Quarter Results

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $3.4 billion bank holding company headquartered in Charleston, today announced first quarter net income per diluted share of $0.86 and net income of $13.8 million.  For the first quarter of 2014, the Company achieved a return on assets of 1.63%, a return on tangible equity of 17.3%, a net interest margin of 4.15%, and an efficiency ratio of 52.3%.

City’s CEO Charles Hageboeck stated that, “Despite the challenges of lower accretion income, a water crisis in Charleston, West Virginia and surrounding areas, and an extremely harsh winter, City was able to deliver another quarter of impressive earnings.  Our net income of $13.8 million and diluted earnings per share of $0.86 were above both the first quarter of 2013 (net income of $8.0 million and diluted earnings per share of $0.51) and the fourth quarter of 2013 (net income of $13.2 million and diluted earnings per share of $0.83).”

“Our net interest income declined $2.0 million from the fourth quarter of 2013 due to lower accretion from fair value adjustments related to our acquisitions of Virginia Savings Bancorp, Inc. (“Virginia Savings Bank”) and Community Financial Corporation (“Community Bank”).  This decline is largely due to our credit and lending teams’ ability to favorably work out a significant number of larger problem loans during 2013.  Excluding the impact of accretion income, our net interest margin increased from 3.81% for the fourth quarter of 2013 to 3.85% for the first quarter of 2014.”

“During the first quarter of 2014, City’s credit metrics continued to strengthen.  The ratio of nonperforming loans to loans and other real estate owned declined to 1.19% and past due loans as a percentage of loans dropped to 0.43%.  The drop in past due loans was primarily attributable to a decline in past due loans from acquisitions, which reflects the successes of our credit and lending teams in working out acquired problem loans.”

“City’s noninterest income was relatively flat compared to the first quarter of 2013.  Our service charges were negatively impacted due to the harsh winter and a water crisis in Charleston, West Virginia that restricted business activity and consumer spending for an extended time period.  Noninterest expenses, exclusive of merger related charges in the first quarter of 2013, were down due to lower non-income based taxes.  In addition, our income tax rate for the first quarter of 2014 also declined.  These declines are due to the recognition of a previously unrecognized tax position resulting from the expiration of the statute of limitations for a previous year.  The combined favorable impact of these discrete items for the first quarter of 2014 was $0.10 per diluted share (net of taxes), and we expect that the Company’s effective tax rate for the year ending December 31, 2014 will be 31.2% (33.6% excluding the recognition of unrecognized discrete tax positions).”

 “In March 2014, we announced an 8% increase in our quarterly dividend from 37 cents per share to 40 cents per share.  This increase is based on the Company’s commitment of returning value to our shareholders, our current strong financial position, and our confidence in the Company being able to sustain this performance,” Hageboeck concluded.

Net Interest Income

The Company’s tax equivalent net interest income decreased $2.0 million, or 6.1%, from $32.2 million during the fourth quarter of 2013 to $30.2 million during the first quarter of 2014.  This decrease is due to a decline in the accretion from fair value adjustments related to the acquisitions of Virginia Savings Bank and Community Bank ($2.2 million for the quarter ended March 31, 2014 compared to $3.9 million for the quarter ended December 31, 2013).  The Company’s reported net interest margin decreased from 4.33% for the fourth quarter of 2013 to 4.15% for the first quarter of 2014.  Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.85% for the quarter ended March 31, 2014 and 3.81% for the quarter ended December 31, 2013.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased slightly from 1.20% at December 31, 2013 to 1.19% at March 31, 2014.  Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark.  These loans are considered performing loans provided that the loan is performing in accordance with the estimated expectations.  Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations.  Total past due loans decreased from $19.5 million, or 0.75% of total loans outstanding, at December 31, 2013 to $11.0 million, or 0.43% of total loans outstanding, at March 31, 2014.  Acquired past due loans represent approximately 47% of total past due loans and have declined $11.3 million, or 68.7%, since March 31, 2013.  The company’s TDR’s have decreased from $25.1 million at December 31, 2013 to $23.7 million at March 31, 2014, and more than 90% of these loans are current with interest and principal payments.

2

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.4 million in the first quarter of 2014, compared to $1.7 for the comparable period in 2013 and $1.9 million for the fourth quarter of 2013.  The provision for loan losses recorded in the first quarter of 2014 reflects difficulties of certain commercial borrowers of the Company during the quarter, the downgrade of their related credits and management’s assessment of the impact of these difficulties on the ultimate collectability of the loans.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income was steady at $14.3 million for both the first quarter of 2014 and the first quarter of 2013.  Bankcard revenues increased $0.5 million, or 15.2%, due to increased usage by our customers from the first quarter of 2013, while insurance commissions were up $0.2 million, or 10.1%, on the strength of increased contingency payments.  These increases were essentially offset by decreases in service charges of $0.4 million and other income of $0.3 million from the first quarter of 2013.  We believe that service charges were down primarily as a result of a much harsher winter in the first quarter of 2014 and the water crisis experienced in Charleston, West Virginia and surrounding areas during January 2014.  Other income declined during the first quarter of 2014 due largely to a decline in fixed rate mortgages lending activity.

Non-interest Expenses

During the first quarter of 2013, the Company completed its acquisition of Community Bank and recognized $5.5 million of acquisition and integration expenses.  Excluding these expenses, non-interest expenses decreased $0.5 million, from $23.9 million in the first quarter of 2013 to $23.4 million in the first quarter of 2014.  This decrease was largely attributable to a decline in other expenses of $1.3 million due to a decrease in non-income based taxes as a result of the recognition of previously unrecognized tax position resulting from the close of the statute of limitations for a previous tax year.  As noted previously, this favorable difference was discrete to the first quarter of 2014.  This decrease was partially offset by an increase in repossessed asset losses ($0.5 million) and salaries and employee benefits ($0.2 million).

3

Balance Sheet Trends

Loans have decreased $49.2 million (1.9%) from December 31, 2013 to $2.56 billion at March 31, 2014.  Commercial real estate loans decreased $31.0 million (3.0%), commercial and industrial (“C&I”) loans decreased $20.4 million (12.4%), and consumer loans declined $4.1 million (8.8%).  During the quarter ended March 31, 2014, a variety of factors led to the decline in commercial real estate and C&I loans – a $14 million participation loan was repurchased by the lead bank (a large community bank); a $9 million loan from an acquisition that was classified as substandard was repaid in full; a financially weak $9 million loan was refinanced by a smaller competitor that provided the borrower a cash out option; and various lines of credit experienced balance reductions.  In regards to consumer loans, the Company strategically decided to reduce these loans due to the acquisition of an indirect portfolio of auto loans associated with Community Bank.  These loans have higher loss percentages compared to the Company’s historical consumer portfolio.

Total average depository balances increased $8.6 million, or 0.3%, from the quarter ended December 31, 2013 to the quarter ended March 31, 2014.  Increases in interest-bearing deposits ($14.6 million) and savings deposits ($10.9 million) were partially offset by a decrease in time deposits ($16.2 million).

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2014 was 29.6% compared to 34.4% for the year ended December 31, 2013, and 37.4% for the quarter ended March 31, 2013.  During the first quarter of 2014, the Company reduced income tax expense by $0.8 million due to the recognition of previously unrecognized tax position resulting from the close of the statute of limitations for a previous tax year.  Exclusive of this discrete item recognized in the first quarter of 2014, the Company’s tax rate from operations was 33.6%.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 90.4% and the loan to asset ratio was 75.3% at March 31, 2014.  The Company maintained investment securities totaling 11.1% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 52.0% of assets at March 31, 2014.  Time deposits fund 31.3% of assets at March 31, 2014, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio was 9.6% at March 31, 2014 compared to 9.5% at December 31, 2013.  At March 31, 2014, City National Bank’s Leverage Ratio is 9.09%, its Tier I Capital ratio is 12.28%, and its Total Risk-Based Capital ratio is 13.15%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

4

On March 26, 2014, the Board approved a quarterly cash dividend of $0.40 cents per share payable April 30, 2014, to shareholders of record as of April 15, 2014.  During the quarter ended March 31, 2014, the Company repurchased 68,000 common shares at a weighted average price of $43.08 as part of a one million share repurchase plan authorized by the Board of Directors in July 2011.  At March 31, 2014, the Company could repurchase approximately 386,000 shares under the July 2011 authorization.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 82 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2014 Form 10-Q.  The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2014 results and will adjust the amounts if necessary.

5

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended March 31,		Percent
	2014	2013	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$30,193	$29,745	1.51%
Net Income available to common shareholders	13,803	7,987	72.82%
Earnings per Basic Share	0.87	0.51	70.73%
Earnings per Diluted Share	0.86	0.51	70.63%

Key Ratios (percent):
Return on Average Assets	1.63%	0.96%	69.50%
Return on Average Tangible Equity	17.32%	11.26%	53.78%
Net Interest Margin	4.15%	4.18%	(0.75)%
Efficiency Ratio	52.28%	66.52%	(21.40)%
Average Shareholders' Equity to Average Assets	11.64%	10.74%	8.35%

Consolidated Risk Based Capital Ratios (a):
Tier I	13.58%	11.90%	14.12%
Total	14.47%	12.74%	13.58%

Tangible Equity to Tangible Assets	9.60%	8.65%	10.90%

Common Stock Data:
Cash Dividends Declared per Share	$0.40	$0.37	8.11%
Book Value per Share	25.05	23.36	7.22%
Tangible Book Value per Share	20.28	18.53	9.49%
Market Value per Share:
High	46.69	40.05	16.58%
Low	42.15	36.07	16.86%
End of Period	44.86	39.79	12.74%

Price/Earnings Ratio (b)	12.83	19.43	(33.96)%

(a) March 31, 2014 risk-based capital ratios are estimated
(b) March 31, 2014 price/earnings ratio computed based on annualized first quarter 2014 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86	21.05	26.06	37.22
2012	21.46	21.63	22.14	22.47	30.96	37.16
2013	23.36	23.52	24.03	24.61	36.07	49.21
2014	25.05				42.15	46.69

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77	0.65	2.68
2012	0.68	0.50	0.71	0.73	2.63
2013	0.51	0.83	0.89	0.84	3.07
2014	0.87				0.87

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76	0.65	2.67
2012	0.67	0.50	0.71	0.73	2.61
2013	0.51	0.82	0.88	0.83	3.04
2014	0.86				0.86

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended March 31,
	2014	2013

Interest Income
Interest and fees on loans	$29,734	$29,939
Interest on investment securities:
Taxable	3,003	2,750
Tax-exempt	281	324
Interest on federal funds sold	-	13
Total Interest Income	33,018	33,026

Interest Expense
Interest on deposits	2,753	3,227
Interest on short-term borrowings	75	71
Interest on long-term debt	150	157
Total Interest Expense	2,978	3,455
Net Interest Income	30,040	29,571
Provision for loan losses	1,363	1,738
Net Interest Income After Provision for Loan Losses	28,677	27,833

Non-Interest Income
Gains on sale of investment securities	83	84
Service charges	6,160	6,535
Bankcard revenue	3,685	3,199
Insurance commissions	2,025	1,840
Trust and investment management fee income	1,037	990
Bank owned life insurance	756	812
Other income	559	866
Total Non-Interest Income	14,305	14,326

Non-Interest Expense
Salaries and employee benefits	13,139	12,949
Occupancy and equipment	2,615	2,472
Depreciation	1,478	1,399
FDIC insurance expense	410	511
Advertising	824	735
Bankcard expenses	806	727
Postage, delivery, and statement mailings	575	605
Office supplies	410	441
Legal and professional fees	409	435
Telecommunications	338	445
Repossessed asset (gains)/losses, net of expenses	379	(155)
Merger related expenses	-	5,540
Other expenses	1,993	3,299
Total Non-Interest Expense	23,376	29,403
Income Before Income Taxes	19,606	12,756
Income tax expense	5,803	4,769
Net Income Available to Common Shareholders	$13,803	$7,987

Distributed earnings allocated to common shareholders	$6,224	$5,747
Undistributed earnings allocated to common shareholders	7,439	2,175
Net earnings allocated to common shareholders	$13,663	$7,922

Average common shares outstanding	15,631	15,473
Effect of dilutive securities:
Employee stock options and warrants	165	154
Shares for diluted earnings per share	15,796	15,627

Basic earnings per common share	$0.87	$0.51
Diluted earnings per common share	$0.86	$0.51
Dividends declared per common share	$0.40	$0.37

Comprehensive Income	$14,579	$8,078

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2014	March 31, 2013

Balance at January 1	$387,623	$333,274

Net income	13,803	7,987
Other comprehensive income:
Change in unrealized loss on securities available-for-sale	776	91
Cash dividends declared ($0.40/share) and ($0.37/share), respectively	(6,287)	(6,064)
Issuance of stock award shares, net	572	457
Acquisition of Community Financial Corporation	-	28,706
Exercise of 7,000 stock options	199	-
Exercise of 42,250 stock options	-	1,397
Purchase of 68,145 common shares of treasury	(2,936)	-
Balance at March 31	$393,750	$365,848

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Interest income	$33,018	$35,116	$35,674	$34,724	$33,026
Taxable equivalent adjustment	153	158	161	167	174
Interest income (FTE)	33,171	35,274	35,835	34,891	33,200
Interest expense	2,978	3,115	3,304	3,427	3,455
Net interest income	30,193	32,159	32,531	31,464	29,745
Provision for loan losses	1,363	1,945	1,154	2,011	1,738
Net interest income after provision
for loan losses	28,830	30,214	31,377	29,453	28,007

Noninterest income	14,305	14,948	14,480	14,252	14,326
Noninterest expense	23,376	24,881	24,665	23,959	29,403
Income before income taxes	19,759	20,281	21,192	19,746	12,930
Income tax expense	5,803	6,877	7,056	6,573	4,769
Taxable equivalent adjustment	153	158	161	167	174
Net income available to common shareholders	$13,803	$13,246	$13,975	$13,006	$7,987

Distributed earnings allocated to common shareholders	$6,224	$5,775	$5,767	$5,751	$5,747
Undistributed earnings allocated to common shareholders	7,439	7,352	8,081	7,139	2,175
Net earnings allocated to common shareholders	$13,663	$13,127	$13,848	$12,890	$7,922

Average common shares outstanding	15,631	15,636	15,608	15,582	15,473

Effect of dilutive securities:
Employee stock options and warrants	165	163	182	170	154

Shares for diluted earnings per share	15,796	15,799	15,790	15,752	15,627

Basic earnings per common share	$0.87	$0.84	$0.89	$0.83	$0.51
Diluted earnings per common share	0.86	0.83	0.88	0.82	0.51

Cash dividends declared per share	0.40	0.37	0.37	0.37	0.37

Net Interest Margin	4.15%	4.33%	4.47%	4.35%	4.18%

Interest Income from Accretion Related to Fair Value Adjustments Recorded as a Result of Acquisition	$2,151	$3,899	$5,046	$3,517	$2,181

Net Interest Margin (excluding accretion)	3.85%	3.81%	3.78%	3.86%	3.87%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Non-Interest Income:
Service charges	$6,160	$6,995	$7,169	$6,897	$6,535
Bankcard revenue	3,685	3,403	3,468	3,450	3,199
Insurance commissions	2,025	1,269	1,365	1,358	1,840
Trust and investment management fee income	1,037	1,093	939	964	990
Bank owned life insurance	756	976	805	799	812
Other income	559	541	734	775	866
Subtotal	14,222	14,277	14,480	14,243	14,242
Gain (loss) on sale of investment securities	83	671	-	9	84
Total Non-Interest Income	$14,305	$14,948	$14,480	$14,252	$14,326

Non-Interest Expense:
Salaries and employee benefits	$13,139	$12,910	$12,930	$12,640	$12,949
Occupancy and equipment	2,615	2,529	2,409	2,500	2,472
Depreciation	1,478	1,468	1,437	1,453	1,399
FDIC insurance expense	410	500	500	341	511
Advertising	824	408	712	819	735
Bankcard expenses	806	697	680	766	727
Postage, delivery and statement mailings	575	521	541	552	605
Office supplies	410	408	416	463	441
Legal and professional fees	409	1,469	591	535	435
Telecommunications	338	581	721	465	445
Repossessed asset (gains) losses, net of expenses	379	(72)	896	(23)	(155)
Merger related expenses	-	72	(150)	65	5,540
Other expenses	1,993	3,390	2,982	3,383	3,299
Total Non-Interest Expense	$23,376	$24,881	$24,665	$23,959	$29,403

Employees (Full Time Equivalent)	925	923	924	931	932
Branch Locations	82	83	83	83	83

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	March 31	December 31
	2014	2013
	(Unaudited)
Assets
Cash and due from banks	$137,518	$75,999
Interest-bearing deposits in depository institutions	17,709	9,877
Federal funds sold	-	-
Cash and cash equivalents	155,227	85,876

Investment securities available-for-sale, at fair value	349,940	352,660
Investment securities held-to-maturity, at amortized cost	14,344	4,117
Other securities	13,343	13,343
Total investment securities	377,627	370,120

Gross loans	2,557,035	2,606,197
Allowance for loan losses	(21,044)	(20,575)
Net loans	2,535,991	2,585,622

Bank owned life insurance	92,803	92,047
Premises and equipment, net	81,393	82,548
Accrued interest receivable	7,843	6,866
Net deferred tax assets	40,432	42,165
Intangible assets	74,906	75,142
Other assets	31,514	27,852
Total Assets	$3,397,736	$3,368,238

Liabilities
Deposits:
Noninterest-bearing	$510,406	$493,228
Interest-bearing:
Demand deposits	622,085	601,527
Savings deposits	634,263	612,772
Time deposits	1,062,763	1,077,606
Total deposits	2,829,517	2,785,133
Short-term borrowings
Customer repurchase agreements	121,913	137,798
Long-term debt	16,495	16,495
Other liabilities	36,061	41,189
Total Liabilities	3,003,986	2,980,615

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at March 31, 2014 and December 31, 2013
less 2,779,586 and 2,748,922 shares in treasury, respectively	46,249	46,249
Capital surplus	106,743	107,596
Retained earnings	341,486	333,970
Cost of common stock in treasury	(96,514)	(95,202)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	(1,334)	(2,110)
Underfunded pension liability	(2,880)	(2,880)
Total Accumulated Other Comprehensive Loss	(4,214)	(4,990)
Total Stockholders' Equity	393,750	387,623
Total Liabilities and Stockholders' Equity	$3,397,736	$3,368,238

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through March 31, 2014	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$2,174	$-	$38	$2,212
Mortgage Backed Securities	295,764	-	(1,919)	293,845
Municipal Bonds	39,061	-	732	39,793
Pooled Bank Trust Preferreds	23,209	(20,171)	(1,471)	1,567
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	22,564	(1,015)	(1,195)	20,354
Money Markets and Mutual Funds	1,525	-	(32)	1,493
Federal Reserve Bank and FHLB stock	13,343	-	-	13,343
Community Bank Equity Positions	7,986	(4,698)	1,732	5,020
Total Investments	$405,626	$(25,884)	$(2,115)	$377,627

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Residential real estate (1)	$1,214,785	$1,207,150	$1,188,841	$1,170,123	$1,149,411
Home equity - junior liens	141,929	143,390	140,887	138,367	138,333
Commercial and industrial	144,108	164,484	151,185	138,299	149,677
Commercial real estate (2)	1,009,892	1,040,866	1,022,278	1,023,311	1,001,453
Consumer	42,320	46,402	50,757	54,242	55,274
DDA overdrafts	4,001	3,905	4,508	3,103	2,876
Gross Loans	$2,557,035	$2,606,197	$2,558,456	$2,527,445	$2,497,024

Construction loans included in:
(1) - Residential real estate loans	$17,697	$17,337	$14,808	$15,889	$16,884
(2) - Commercial real estate loans	$28,894	$24,026	$17,391	$24,726	$26,163

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity - Accretion
(Unaudited) ($ in millions)

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp ("Virginia Savings") and Community Financial
Corporation ("Community") acquisitions.

	Virginia Savings		Community
	Loan	Certificates of	Loan	Certificates of
Year Ended:	Accretion(a)	Deposit(a)	Accretion(a)	Deposit(a)	Total

1Q 2014	$299	$131	$1,628	$93	$2,151
Remainder 2014	642	405	2,633	157	3,837
2015	545	518	2,765	160	3,988
2016	308	497	1,265	43	2,113
1Q 2017	50	-	285	4	339

a - 1Q 2014 amounts are based on actual results. Remainder 2014, 2015, 2016 and 1Q 2017 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended March 31,
		2014			2013
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,350,556	$13,746	4.13%	$1,277,557	$13,720	4.36%
Commercial, financial, and agriculture (2)	1,167,606	14,236	4.94%	1,121,916	14,191	5.13%
Installment loans to individuals (2), (3)	52,557	1,179	9.10%	65,863	1,377	8.48%
Previously securitized loans (4)	***	574	***	***	651	***
Total loans	2,570,719	29,735	4.69%	2,465,336	29,939	4.93%
Securities:
Taxable	345,414	3,003	3.53%	350,128	2,750	3.19%
Tax-exempt (5)	28,074	433	6.26%	32,991	498	6.12%
Total securities	373,488	3,436	3.73%	383,119	3,248	3.44%
Deposits in depository institutions	8,831	-	-	9,033	-	-
Federal funds sold	-	-	-	29,932	13	0.18%
Total interest-earning assets	2,953,038	33,171	4.56%	2,887,420	33,200	4.66%
Cash and due from banks	125,221			112,002
Bank premises and equipment	82,214			80,958
Other assets	246,091			259,335
Less: Allowance for loan losses	(21,221)			(19,472)
Total assets	$3,385,343			$3,320,243

Liabilities:
Interest-bearing demand deposits	611,797	176	0.12%	603,300	178	0.12%
Savings deposits	618,412	207	0.14%	584,048	213	0.15%
Time deposits (2)	1,070,065	2,370	0.90%	1,106,982	2,836	1.04%
Short-term borrowings	118,771	75	0.26%	111,870	71	0.26%
Long-term debt	16,495	150	3.69%	16,495	157	3.86%
Total interest-bearing liabilities	2,435,540	2,978	0.50%	2,422,695	3,455	0.58%
Noninterest-bearing demand deposits	517,207			498,404
Other liabilities	38,705			42,615
Stockholders' equity	393,891			356,529
Total liabilities and
stockholders' equity	$3,385,343			$3,320,243
Net interest income		$30,193			$29,745
Net yield on earning assets			4.15%			4.18%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community"):

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	Virginia Savings	Community	Total	Virginia Savings	Community	Total
Residential real estate	151	115	266	276	188	464
Commercial, financial, and agriculture	114	1,324	1,438	673	610	1,283
Installment loans to individuals	34	189	223	36	60	96
Time deposits	131	93	224	178	160	338
	430	1,721	2,151	1,163	1,018	2,181

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2014 (a)	2013	2013	2013	2013

Tier I Capital:
Stockholders' equity	$393,750	$387,623	$378,042	$368,891	$365,848
Goodwill and other intangibles	(74,719)	(74,955)	(76,233)	(74,455)	(75,563)
Accumulated other comprehensive loss	4,214	4,990	6,173	5,540	1,332
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	-	-	(18)	(11)	-
Excess deferred tax assets	(6,508)	(8,800)	(12,495)	(13,572)	(17,737)
Total tier I capital	$332,737	$324,859	$311,470	$302,394	$289,880

Total Risk-Based Capital:
Tier I capital	$332,737	$324,859	$311,470	$302,394	$289,880
Qualifying allowance for loan losses	21,044	20,575	20,606	20,069	19,721
Unrealized gain on securities	786	606	722	686	696
Total risk-based capital	$354,567	$346,040	$332,798	$323,149	$310,297

Net risk-weighted assets	$2,450,949	$2,499,591	$2,460,895	$2,450,010	$2,436,022

Ratios:
Average stockholders' equity to average assets	11.64%	11.35%	11.14%	10.94%	10.74%
Tangible capital ratio	9.60%	9.49%	9.08%	8.90%	8.65%
Risk-based capital ratios:
Tier I capital	13.58%	13.00%	12.66%	12.34%	11.90%
Total risk-based capital	14.47%	13.84%	13.52%	13.19%	12.74%
Leverage capital	10.07%	9.80%	9.43%	9.12%	8.98%

(a) March 31, 2014 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Intangibles, net	$74,906	$75,142	$76,420	$74,642	$75,750
Intangibles amortization expense	236	260	260	260	260

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Balance at beginning of period	$20,575	$20,606	$20,069	$19,721	$18,809

Charge-offs:
Commercial and industrial	4	268	380	330	62
Commercial real estate	382	1,384	181	419	203
Residential real estate	427	583	487	520	591
Home equity	108	17	8	154	116
Consumer	84	128	102	221	3
DDA overdrafts	341	381	415	348	339
Total charge-offs	1,346	2,761	1,573	1,992	1,314

Recoveries:
Commercial and industrial	63	33	30	20	1
Commercial real estate	30	116	635	16	18
Residential real estate	24	97	69	20	48
Home equity	-	-	-	-	-
Consumer	76	85	25	70	147
DDA overdrafts	259	454	197	203	274
Total recoveries	452	785	956	329	488

Net charge-offs	894	1,976	617	1,663	826
Provision for loan losses	1,375	1,438	1,241	1,834	1,738
Provision for (recovery of) acquired loans	(12)	507	(87)	177	-
Balance at end of period	$21,044	$20,575	$20,606	$20,069	$19,721

Loans outstanding	$2,557,035	$2,606,197	$2,558,456	$2,527,445	$2,497,023
Average loans outstanding	2,570,719	2,577,902	2,536,542	2,513,883	2,465,336
Allowance as a percent of loans outstanding	0.82%	0.79%	0.81%	0.79%	0.79%
Allowance as a percent of non-performing loans	100.09%	90.25%	93.86%	87.14%	82.18%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.14%	0.31%	0.10%	0.26%	0.13%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	0.13%	0.32%	0.06%	0.24%	0.12%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Nonaccrual loans	$20,593	$22,363	$21,535	$21,847	$23,198
Accruing loans past due 90 days or more	432	436	418	1,185	799
Total non-performing loans	21,025	22,799	21,953	23,032	23,997
Other real estate owned	9,538	8,470	7,518	10,837	10,508
Total non-performing assets	$30,563	$31,269	$29,471	$33,869	$34,505

Non-performing assets as a percent of loans and
other real estate owned	1.19%	1.20%	1.15%	1.33%	1.38%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)
	Originated
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Residential real estate	$4,118	$4,850	$5,414	$6,525	$5,889
Home equity - junior liens	638	921	732	655	858
Commercial and industrial	77	-	5	234	303
Commercial real estate	789	668	612	2,556	1,503
Consumer	63	182	96	103	83
DDA overdrafts	196	393	280	290	337
Total past due loans	$5,881	$7,014	$7,139	$10,363	$8,973

	Acquired
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Residential real estate	$813	$1,014	$1,032	$951	$2,037
Home equity - junior liens	21	-	23	-	-
Commercial and industrial	127	80	2,166	2,534	7,783
Commercial real estate	3,789	10,689	7,324	8,019	5,770
Consumer	397	695	703	693	864
DDA overdrafts	-	-	-	-	-
Total past due loans	$5,147	$12,478	$11,248	$12,197	$16,454

	Total
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Residential real estate	$4,931	$5,864	$6,446	$7,476	$7,926
Home equity - junior liens	659	921	755	655	858
Commercial and industrial	204	80	2,171	2,768	8,086
Commercial real estate	4,578	11,357	7,936	10,575	7,273
Consumer	460	877	799	796	947
DDA overdrafts	196	393	280	290	337
Total past due loans	$11,028	$19,492	$18,387	$22,560	$25,427

Total past due loans as a percent of loans outstanding	0.43%	0.75%	0.72%	0.89%	1.02%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Troubled Debt Restructurings
(Unaudited) ($ in 000s)

	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Residential real estate	$18,940	$20,345	$20,380	$21,480	$20,136
Home equity - junior liens	2,866	2,873	2,772	2,963	3,025
Commercial and industrial	84	88	91	95	101
Commercial real estate	1,854	1,783	1,567	1,791	1,805
Consumer	-	-	-	-	142
Total	$23,744	$25,089	$24,810	$26,329	$25,209

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Purchased Credit Impaired Loans
(Unaudited) ($ in 000s)

	Virginia Savings Acquisition
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Contractual required principal and interest	3,821	3,932	5,253	7,330	8,789
Carrying value	3,102	3,182	4,248	5,421	5,886

	Community Acquisition
	March 31	December 31	September 30	June 30	March 31
	2014	2013	2013	2013	2013

Contractual required principal and interest	30,476	38,566	40,896	47,850	53,415
Carrying value	19,986	26,330	24,958	27,845	31,853